SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒        Preliminary Information Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

☐         Definitive Information Statement

KID’S BOOK WRITER INC.

(Name of Registrant as Specified in Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

KID’S BOOK WRITER INC.

408 Granville Street, Suite 1023
Vancouver, BC, V6C 1T2, Canada

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Kid’s Book Writer Inc., a Nevada corporation (“we”, “our”, “us”), to the holders of record at the close of business on the record date, September 24, 2010 of our outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

1.	an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 75,000,000 shares to 300,000,000 shares, par value of $0.001 per share;

2.	an amendment to our Articles of Incorporation to change our name from Kid’s Book Writer Inc., to Eternity Healthcare Inc.; and

3.
a consolidation of our current issued and outstanding common shares on the basis of 1 new common share for 10 old common shares. There will be no change to the authorized shares of our common stock as a result of any reverse stock split and any fractional shares will be rounded down.

(collectively, the “Amendments”).

Our Board of Directors approved the Amendments for the increase in our authorized share capital, the creation of the Preferred Shares, the change in our name and the consolidation of our common shares in order to enhance our corporation's ability to attract future financing and help effect a potential business combination.

Our Board of Directors unanimously approved the Amendments on September 23, 2010.

Subsequent to our Board of Directors' approval of the Amendments, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Amendments on September 23, 2010.  Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments.  We will not file the Articles of Amendment to our Articles of Incorporation to effect the Amendments until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A.  The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on September 24, 2010 as the record date for the determination of shareholders who are entitled to receive this Information Statement.  There were 35,750,000 shares of our common stock issued and outstanding on September 24, 2010. We anticipate that this Information Statement will be mailed on or about October 5, 2010 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since May 1, 2010, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.           any director or officer of our corporation;

2.           any proposed nominee for election as a director of our corporation; and

3.           any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments to our authorized capital or name, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of September 24, 2010, we had a total of 35,750,000 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of September 24, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Hassan Salari 409 Granville Street, Suite 1023, Vancouver, BC, Canada, V6C 1T2	33,100,000	92.6%
Directors and Executive Officers as a Group	33,100,000	92.6%

 (1)  Based on 35,750,000 shares of common stock issued and outstanding as of September 24, 2010.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

PROPOSAL #1

Action and Effect

Our Articles of Incorporation (the "Articles") currently authorize the issuance of 75,000,000 shares of common stock, $0.001 par value, and no shares of preferred stock.  On September 23, 2010 our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, to file an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 75,000,000 shares to 300,000,000 shares, par value of $0.001 per share.

The general purpose and effect of these amendments to our corporation's Articles is to increase our authorized share capital in order to enhance our ability to attract future financing and help effect a potential business combination.

Potential uses of the additional authorized shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes.  Increasing the authorized number of shares of our common stock and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval.  By effecting the consolidation of our shares and changing our name we hope to attract a business combination with an operating company.  We are at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders.  We do not currently have any definitive agreements for any transaction that would require the issuance of additional shares of common stock.  Our common shares carry no pre-emptive rights to purchase additional shares.  The adoption of the amendments to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

Effect on Shareholders

The amendments to our corporation's Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders.  However, our board of directors will have the authority to issue authorized common stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders.  Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions.  Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences.  We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences.  In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Shareholder approval for the increase in our authorized capital was obtained by written consent of Hassan Salari, our sole director and officer as well as owner of 33,100,000 shares of our common stock which represent 92.6% of all of our issued and outstanding common shares.  The increase in our authorized capital will not become effective until no less than twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

PROPOSAL #2: CHANGE OF NAME

On September 23, 2010 our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change our name from “Kid’s Book Writer Inc.”, to “Eternity Healthcare Inc.”.

To effect the name change we will file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State.  Concurrently with filing the Certificate of Amendment with the Nevada Secretary of State we plan to notify the Financial Industry Regulatory Authority ("FINRA") of the proposed name change and to work with FINRA to obtain a new trading symbol for our common stock.

We believe that the name “Kid’s Book Writer Inc.” no longer accurately reflects our operations and interests as we have switched our business focus from publishing to finding a business combination candidate which will increase the value of our company.  We anticipate entering into a business combination agreement with a company in the healthcare field and believe that the proposed name, “Eternity Healthcare Inc.” more accurately reflects our strategic direction at this time.

Shareholder approval for the increase in our authorized capital was obtained by written consent of Hassan Salari, our sole director and officer as well as owner of 33,100,000 shares of our common stock which represent 92.6% of all of our issued and outstanding common shares.  The change in our name will not become effective until no less than twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

PROPOSAL #3: CONSOLIDATION

Action and Effect

On September 23, 2010 our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, a consolidation of our current issued and outstanding common shares on the basis of 1 new common share for 10 old common shares. There will be no change to the authorized shares of our common stock as a result of any reverse stock split and any fractional shares will be rounded down.

We will obtain a new CUSIP number for the common stock at the time of the consolidation. We must provide FINRA at least ten (10) calendar days advance notice of the effective date of a consolidation in compliance with Rule 10b-17 under the Securities Exchange Act of 1934.

The purpose of the consolidation is to attempt to increase the per share trading value of our common stock and have fewer shares issued and outstanding to make us more attractive as a business combination target.  However, in many cases, the market price of a company’s shares declines after a consolidation.

Shareholder approval for the increase in our authorized capital was obtained by written consent of Hassan Salari, our sole director and officer as well as owner of 33,100,000 shares of our common stock which represent 92.6% of all of our issued and outstanding common shares.  The consolidation will not become effective until not less than twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock.

Effect on Shareholders

After the effective day of the proposed consolidation, each stockholder will own a reduced number of shares of Common Stock. As of the Record Date, 35,750,000 shares of common stock were issued and outstanding. Without taking into account the issuance of any common stock to allow for fractional shares, based on the number of shares issued and outstanding and, for illustrative purposes only, we would have approximately 3,575,000 shares outstanding immediately following the completion of the consolidation. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of common stock that may be obtained upon exercise or conversion of the securities, the applicable exercise or purchase price as well as other adjustments.

The proposed consolidation will affect all common stockholders uniformly and will not affect any shareholders’ percentage interest our common stock compared to other shareholders (except for shareholders losing one whole share for a fractional share interest).

Further, an effect of the existence of authorized but un-issued capital stock may be to enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. We do not have any current plans, proposals, or arrangements to propose any amendments to the Articles of Incorporation or bylaws that would have a material anti-takeover effect.

We cannot predict the effect of any reverse stock split upon the market price over an extended period and, in many cases the market value of a company’s common stock following a reverse split declines.  We cannot assure you that the trading price of its common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock. The trading price of the common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Further, as a result of any consolidation, some stockholders may own less than 100 shares of the common stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares of common stock.

No fractional shares of post-consolidation common stock will be issued to any shareholder. In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse common stock held by such holder.

We are not attempting to go "private" by the action of a consolidation. The actual number of shareholders shall remain the same, with no current shareholder having less than one share, after the effectiveness of a consolidation.

Tax Effect

The following discussion is a summary of the U.S. federal income tax consequences to a stockholder who exchanges shares pursuant to the reverse stock split. This discussion is for general information only and is not intended to be a complete description of all potential tax consequences to a particular stockholder.  Nor does it describe state, local or foreign tax consequences. Any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based on current provisions of the Code, Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. We have not sought nor will we seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

We will not recognize any gain or loss for tax purposes as a result of the reverse stock split. Furthermore, the reverse stock split will not result in the recognition of gain or loss to our common stockholders. The holding period for the shares of common stock each stockholder receives will include the holding period of the shares exchanged in the reverse stock split. The aggregate adjusted basis of the new shares of common stock will be equal to the aggregate adjusted basis of the old shares exchanged in the reverse stock split.

Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Kid’s Book Writer Inc., has duly caused this report to be signed by the undersigned hereunto authorized.

September 24, 2010

KID’S BOOK WRITER INC.

/s/ Hassan Salari

By:   Hassan Salari
President and Director

SCHEDULE A

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)
\
USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Kid’s Book Writer Inc.

2. The articles have been amended as follows: (provide article numbers, if available)
Article I be amended to state: The name of the Corporation is ETERNITY HEALTHCARE INC.
Article 3: Shares be amended to state: The Capital Stock shall consist of 300,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:    92.6%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X	/s/ Hassan Salari
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.Nevada Secretary of State Amend Profit-After